Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060

NEWS	June 28, 2023

H.B. Fuller Reports Second Quarter 2023 Results

Net income of $40 million; Adjusted EBITDA of $143 million, at the mid-point of Company guidance

Adjusted gross profit margin expanded 330 basis points year-on-year to 29.0%

Adjusted EBITDA margin increased 190 basis points year-on-year to 15.9%

Cash flow from operations increased $94 million year-on-year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter that ended June 3, 2023.

Second Quarter 2023 Noteworthy Items:

■	Net revenue of $898 million, down 9.6% year-on-year; organic revenue decreased 8.3% year-on-year, driven by lower volume;
■	Gross margin was 28.6%; adjusted gross margin of 29.0% increased 330 basis points year-on-year, driven by the combined impact of pricing and raw material cost actions;
■	Net income was $40 million; adjusted EBITDA was $143 million, at the mid-point of Company guidance and up 3% year-on-year, adjusted EBITDA margin expanded 190 basis points year-on-year to 15.9%;
■	Reported EPS (diluted) was $0.73; adjusted EPS (diluted) was $0.93, down versus the prior year, driven by higher interest expense and unfavorable foreign currency exchange;
■	Cash flow from operations in the second quarter improved $94 million year-on-year to $103 million.

Summary of Second Quarter 2023 Results:

The Company’s net revenue for the second quarter of fiscal 2023 was $898 million, down 9.6% versus the second quarter of fiscal 2022. Organic revenue declined 8.3% year-on-year, driven by lower volume, offset somewhat by favorable pricing. Volume declined 14.2%, driven by customer destocking actions and generally slower industrial demand across all three global business units. Pricing actions favorably impacted organic growth by 5.9 percentage points. Foreign currency translation reduced net revenue growth by 3.4 percentage points and acquisitions increased net revenue growth by 2.1 percentage points.

Gross profit in the second quarter of fiscal 2023 was $257 million. Adjusted gross profit was $261 million. Adjusted gross profit margin of 29.0% increased 330 basis points year-on-year. Pricing and raw material cost actions and operating efficiencies drove the increase in adjusted gross margin year-on-year and more than offset the impact of lower volume.

Selling, general and administrative (SG&A) expense was $167 million in the second quarter of fiscal 2023 and adjusted SG&A was $159 million, effectively flat year-on-year, as good cost management, restructuring benefits, and favorable foreign currency impacts offset inflation in wages and services.

Net income attributable to H.B. Fuller for the second quarter of fiscal 2023 was $40 million, or $0.73 per diluted share. Adjusted net income attributable to H.B. Fuller for the second quarter of fiscal 2023 was $52 million. Adjusted EPS was $0.93 per diluted share, down year-on-year due to higher interest expense and unfavorable foreign currency impacts, which reduced diluted earnings per share by approximately $0.19 and $0.07, respectively, year-on-year in the second quarter.

Adjusted EBITDA in the second quarter of fiscal 2023 was $143 million, at the mid-point of Company guidance and up 3% year-on-year. Adjusted EBITDA margin increased 190 basis points year-on-year to 15.9%, driven by the combined impact of pricing and raw material cost actions versus the prior year’s second quarter, as well as restructuring savings, partially offset by the impacts of lower volume and wage and other inflation.

“Pricing discipline and focused efforts to reduce costs drove margin expansion and overcame a challenging volume environment, delivering second quarter profit performance in-line with our expectations,” said Celeste Mastin, H.B. Fuller president and chief executive officer. “Our ability to successfully manage changing price and raw material dynamics, and scale production costs with volume, is delivering EBITDA growth and significant margin improvement. We remain on track to deliver strong growth in adjusted EBITDA and outstanding cash flow in fiscal 2023.

“Global industrial activity has slowed, but underlying demand across the portfolio remains much stronger than our second quarter volume performance implies, due to the effect of customer destocking, which is significant, but not unique to us, or our industry. This destocking is now tapering over a large portion of our portfolio, and we believe our year-on-year volume comparisons will be stronger in the second half of the year.

“Our diverse portfolio and robust innovation pipeline engender continual product line upgrades that solve customer problems, enabling strong profit growth in almost any economic environment. Our confidence remains high in a stronger second half performance as we expect customer destocking activities to fade, EBITDA margins to continue to expand due to price and raw material cost management, demand in China to improve, better foreign currency comparisons, and restructuring benefits to ramp through the end of the year.”

Balance Sheet and Cash Flow Items:

Net debt at the end of the second quarter of fiscal 2023 was $1,779 million, up $31 million sequentially versus the first quarter and down $89 million year-on-year. The sequential increase in net debt was driven by acquisition activity during the second quarter, offset by improved cash flow from operations.

Cash flow from operations in the second quarter was $103 million, up $94 million year-on-year, reflecting improving margins and lower net working capital requirements.

Fiscal 2023 Outlook:

■	Adjusted EBITDA for fiscal 2023 is still expected to be in the range of $580 million to $610 million, equating to growth of approximately 9% to 15% versus fiscal year 2022;
■

Both net revenue and organic revenue for fiscal 2023 are now expected to be down 3% to 5% versus fiscal 2022, reflecting continued customer destocking actions and slower industrial production; the combined impact of FX, acquisitions, and the extra week in fiscal 2022 are expected to be effectively neutral versus fiscal 2023;

■

Net interest expense is now expected to be in the range of $125 million to $135 million and depreciation and amortization expense is expected to be approximately $160 million, reflecting recent acquisition activity and higher interest rates;

■	Adjusted EPS (diluted) is now expected to be in the range of $3.80 to $4.20, equating to a range of down 5% to up 5% year-on-year;
■	Operating cash flow in fiscal 2023 is now expected to be between $325 million and $375 million.

Conference Call:

The Company will hold a conference call on June 29, 2023, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on June 29, 2023, to 10:59 p.m. CT on July 6, 2023. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-647-362-9199, and enter Conference ID: 6370505.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2023 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives and sealants to improve products and lives. With fiscal 2022 net revenue of $3.75 billion, H.B. Fuller’s commitment to innovation and sustainable adhesive solutions brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. Our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the impact on the supply chain, raw material costs and pricing of our products due to the Russia-Ukraine war; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three		Three
	Months		Months
	Ended	Percent of	Ended	Percent of
	June 3, 2023	Net Revenue	May 28, 2022	Net Revenue
Net revenue	$898,239	100.0%	$993,258	100.0%
Cost of sales	(641,464)	(71.4)%	(739,737)	(74.5)%
Gross profit	256,775	28.6%	253,521	25.5%

Selling, general and administrative expenses	(166,625)	(18.6)%	(166,007)	(16.7)%
Other income, net	605	0.1%	-	0.0%
Interest expense	(33,131)	(3.7)%	(19,828)	(2.0)%
Interest income	932	0.1%	2,091	0.2%
Income before income taxes and income from equity method investments	58,556	6.5%	69,777	7.0%

Income taxes	(19,291)	(2.1)%	(23,616)	(2.4)%

Income from equity method investments	1,157	0.1%	1,066	0.1%
Net income including non-controlling interest	40,422	4.5%	47,227	4.8%

Net income attributable to non-controlling interest	(21)	(0.0)%	(24)	(0.0)%
Net income attributable to H.B. Fuller	$40,401	4.5%	$47,203	4.8%

Basic income per common share attributable to H.B. Fuller	$0.74		$0.88
Diluted income per common share attributable to H.B. Fuller	$0.73		$0.86

Weighted-average common shares outstanding:
Basic	54,269		53,497
Diluted	55,717		55,078

Dividends declared per common share	$0.205		$0.190

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Six Months		Six Months
	Ended	Percent of	Ended	Percent of
	June 3, 2023	Net Revenue	May 28, 2022	Net Revenue
Net revenue	$1,707,421	100.0%	$1,849,739	100.0%
Cost of sales	(1,235,838)	(72.4)%	(1,383,326)	(74.8)%
Gross profit	471,583	27.6%	466,413	25.2%

Selling, general and administrative expenses	(321,167)	(18.8)%	(321,898)	(17.4)%

Other income, net	3,209	0.2%	6,142	0.3%
Interest expense	(66,200)	(3.9)%	(38,025)	(2.1)%
Interest income	1,599	0.1%	4,030	0.2%
Income before income taxes and income from equity method investments	89,024	5.2%	116,662	6.3%

Income taxes	(29,024)	(1.7)%	(33,765)	(1.8)%

Income from equity method investments	2,338	0.1%	2,649	0.1%
Net income including non-controlling interest	62,338	3.7%	85,546	4.6%

Net income attributable to non-controlling interest	(48)	(0.0)%	(37)	(0.0)%
Net income attributable to H.B. Fuller	$62,290	3.6%	$85,509	4.6%

Basic income per common share attributable to H.B. Fuller	$1.15		$1.60
Diluted income per common share attributable to H.B. Fuller	$1.12		$1.55

Weighted-average common shares outstanding:
Basic	54,222		53,425
Diluted	55,818		55,237

Dividends declared per common share	$0.395		$0.358

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022

Net income attributable to H.B. Fuller	$40,401	$47,203	$62,290	$85,509

Adjustments:
Acquisition project costs[1]	2,919	2,014	5,154	7,871
Organizational realignment[2]	5,690	2,818	8,634	4,446
Royal restructuring and integration[3]	-	412	-	810
Project One	2,681	1,853	4,853	5,057
Other[4]	521	6,264	3,594	7,430
Discrete tax items[5]	2,042	4,149	2,888	1,248
Income tax effect on adjustments[6]	(2,172)	(3,526)	(4,572)	(7,035)
Adjusted net income attributable to H.B. Fuller[7]	52,082	61,187	82,841	105,336
Add:
Interest expense	33,131	19,841	63,511	38,051
Interest income	(932)	(2,091)	(1,599)	(4,041)
Adjusted Income taxes	19,421	22,993	30,707	39,552
Depreciation and Amortization expense[8]	39,063	36,637	76,976	72,434
Adjusted EBITDA[7]	142,765	138,567	252,436	251,332
Diluted Shares	55,717	55,078	55,818	55,237
Adjusted diluted income per common share attributable to H.B. Fuller[7]	$0.93	$1.11	$1.48	$1.91
Revenue	$898,239	$993,258	$1,707,421	$1,849,739
Adjusted EBITDA margin[7]	15.9%	14.0%	14.8%	13.6%

[1] Acquisition project costs include costs related to integrating and accounting for acquisitions.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program announced in 2023, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Royal restructuring and integration program includes costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[4] For fiscal 2023, Other expenses include write-off of unamortized debt fees and non-cash gains and losses related to legal entity consolidations. For fiscal 2022, other expenses include a non-cash charge related to wind down and settlement of the Company’s Canadian defined benefit pension plan, hedging costs related to the Russian ruble devaluation driven by the war in Ukraine, transactional tax expense associated with an audit settlement, other expenses for COVID-19 testing, vaccinations, and exceptional medical claims, and non-cash gains and losses related to legal entity consolidations.

[5] Discrete tax items for the current year are related to various foreign tax matters offset by an excess tax benefit related to U.S. stock compensation. Discrete tax items for the prior year are related to the revaluation of cross-currency swap agreements due to depreciation of the Euro versus the U.S. Dollar, as well as various foreign tax matters offset by the tax effect of legal entity mergers.

[6] Income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[7] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[8] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling $18 and ($153) for the three months ended June 3, 2023 and May 28, 2022, respectively and $0 and ($311) for the six months ended June 3, 2023 and May 28, 2022, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022
Net Revenue:
Hygiene, Health and Consumable Adhesives	$404,486	$437,889	$788,014	$827,427
Engineering Adhesives	364,080	405,346	697,147	759,323
Construction Adhesives	129,673	150,023	222,260	262,989
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$898,239	$993,258	$1,707,421	$1,849,739

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$51,592	$43,267	$96,738	$75,480
Engineering Adhesives	44,400	42,917	76,875	75,489
Construction Adhesives	5,969	11,285	(3,664)	15,641
Corporate unallocated	(11,811)	(9,955)	(19,533)	(22,095)
Total H.B. Fuller	$90,150	$87,514	$150,416	$144,515

Adjusted EBITDA[7]
Hygiene, Health and Consumable Adhesives	$65,234	$57,872	$124,953	$104,470
Engineering Adhesives	61,159	59,520	111,035	109,399
Construction Adhesives	18,221	24,121	21,065	39,998
Corporate unallocated	(1,849)	(2,946)	(4,617)	(2,535)
Total H.B. Fuller	$142,765	$138,567	$252,436	$251,332

Adjusted EBITDA Margin[7]
Hygiene, Health and Consumable Adhesives	16.1%	13.2%	15.9%	12.6%
Engineering Adhesives	16.8%	14.7%	15.9%	14.4%
Construction Adhesives	14.1%	16.1%	9.5%	15.2%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	15.9%	14.0%	14.8%	13.6%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022
Income before income taxes and income from equity method investments	$58,556	$69,777	$89,024	$116,662

Adjustments:
Acquisition project costs[1]	2,919	2,014	5,154	7,871
Organizational realignment[2]	5,690	2,818	8,634	4,446
Royal restructuring and integration[3]	-	412	-	810
Project One	2,681	1,853	4,853	5,057
Other[4]	521	6,264	3,594	7,430
Adjusted income before income taxes and income from equity method investments[9]	$70,367	$83,138	$111,259	$142,276

[9] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022
Income Taxes	$(19,291)	$(23,616)	$(29,024)	$(33,765)

Adjustments:
Acquisition project costs[1]	(537)	(531)	(1,051)	(2,209)
Organizational realignment[2]	(1,046)	(744)	(1,724)	(1,210)
Royal restructuring and integration[3]	-	(109)	-	(223)
Project One	(493)	(489)	(993)	(1,406)
Other[4]	1,946	2,496	2,085	(739)
Adjusted income taxes[10]	$(19,421)	$(22,993)	$(30,707)	$(39,552)

Adjusted income before income taxes and income from equity method investments	$70,367	$83,138	$111,259	$142,276
Adjusted effective income tax rate[10]	27.6%	27.7%	27.6%	27.8%

[10] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022

Net revenue	$898,239	$993,258	$1,707,421	$1,849,739

Gross profit	$256,775	$253,521	$471,583	$466,413
Gross profit margin	28.6%	25.5%	27.6%	25.2%

Adjustments:
Acquisition project costs[1]	1,058	(238)	1,101	424
Organizational realignment[2]	2,690	1,520	5,011	1,783
Royal restructuring and integration[3]	-	140	-	372
Project ONE	-	6	-	6
Other[4]	53	447	160	825
Adjusted gross profit[11]	$260,576	$255,396	$477,855	$469,823
Adjusted gross profit margin[11]	29.0%	25.7%	28.0%	25.4%

[11] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and adjusted gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended		Six Months Ended
	June 3,	May 28,	June 3,	May 28,
	2023	2022	2023	2022

Selling, general and administrative expenses	$(166,625)	$(166,007)	$(321,167)	$(321,898)

Adjustments:
Acquisition project costs[1]	1,861	2,252	4,053	7,447
Organizational realignment[2]	3,000	2,275	3,623	3,630
Royal restructuring and integration[3]	-	286	-	464
Project ONE	2,681	1,847	4,853	5,051
Other[4]	468	1,421	731	2,094
Adjusted selling, general and administrative expenses[12]	$(158,615)	$(157,926)	$(307,907)	$(303,212)

[12] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
June 3, 2023	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$52,692	$45,172	$7,687	$105,551	$(65,150)	$40,401
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,919	2,919
Organizational realignment[2]	-	-	-	-	5,690	5,690
Royal Restructuring and integration[3]	-	-	-	-	-	-
Project One	-	-	-	-	2,681	2,681
Other[4]	-	-	-	-	521	521
Discrete tax items[5]	-	-	-	-	2,042	2,042
Income tax effect on adjustments[6]	-	-	-	-	(2,172)	(2,172)
Adjusted net income attributable to H.B. Fuller[7]	52,692	45,172	7,687	105,551	(53,469)	52,082
Add:
Interest expense	-	-	-	-	33,131	33,131
Interest income	-	-	-	-	(932)	(932)
Adjusted Income taxes	-	-	-	-	19,421	19,421
Depreciation and amortization expense[8]	12,542	15,987	10,534	39,063	-	39,063
Adjusted EBITDA[7]	$65,234	$61,159	$18,221	$144,614	$(1,849)	$142,765
Revenue	$404,486	$364,080	$129,673	$898,239	-	$898,239
Adjusted EBITDA Margin[7]	16.1%	16.8%	14.1%	16.1%	NMP	15.9%

Six Months Ended
June 3, 2023
Net income attributable to H.B. Fuller	$100,399	$79,522	$156	$180,077	$(117,787)	$62,290
Adjustments:
Acquisition project costs[1]	-	-	-	-	5,154	5,154
Organizational realignment[2]	-	-	-	-	8,634	8,634
Royal Restructuring and integration[3]	-	-	-	-	-	-
Project One	-	-	-	-	4,853	4,853
Other[4]	-	-	-	-	3,594	3,594
Discrete tax items[5]	-	-	-	-	2,888	2,888
Income tax effect on adjustments[6]	-	-	-	-	(4,572)	(4,572)
Adjusted net income attributable to H.B. Fuller[7]	100,399	79,522	156	180,077	(97,236)	82,841
Add:
Interest expense	-	-	-	-	63,511	63,511
Interest income	-	-	-	-	(1,599)	(1,599)
Adjusted Income taxes	-	-	-	-	30,707	30,707
Depreciation and amortization expense[8]	24,554	31,513	20,909	76,976	-	76,976
Adjusted EBITDA[7]	$124,953	$111,035	$21,065	$257,053	$(4,617)	$252,436
Revenue	788,014	697,147	222,260	1,707,421	-	1,707,421
Adjusted EBITDA Margin[7]	15.9%	15.9%	9.5%	15.1%	NMP	14.8%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Hygiene, Health
Three Months Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
May 28, 2022	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$46,186	$45,077	$13,613	$104,876	$(57,673)	$47,203
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,014	2,014
Organizational realignment[2]	-	-	-	-	2,818	2,818
Royal Restructuring and integration[3]	-	-	-	-	412	412
Project One	-	-	-	-	1,853	1,853
Other[4]	-	-	-	-	6,264	6,264
Discrete tax items[5]	-	-	-	-	4,149	4,149
Income tax effect on adjustments[6]	-	-	-	-	(3,526)	(3,526)
Adjusted net income attributable to H.B. Fuller[7]	46,186	45,077	13,613	104,876	(43,689)	61,187
Add:
Interest expense	-	-	-	-	19,841	19,841
Interest income	-	-	-	-	(2,091)	(2,091)
Adjusted Income taxes	-	-	-	-	22,993	22,993
Depreciation and amortization expense[8]	11,686	14,443	10,508	36,637	-	36,637
Adjusted EBITDA[7]	$57,872	$59,520	$24,121	$141,513	$(2,946)	$138,567
Revenue	$437,889	$405,346	$150,023	$993,258	-	$993,258
Adjusted EBITDA Margin[7]	13.2%	14.7%	16.1%	14.2%	NMP	14.0%

Six Months Ended
May 28, 2022
Net income attributable to H.B. Fuller	$81,323	$79,814	$20,296	$181,433	$(95,924)	$85,509
Adjustments:
Acquisition project costs[1]	-	-	-	-	7,871	7,871
Organizational realignment[2]	-	-	-	-	4,446	4,446
Royal Restructuring and integration[3]	-	-	-	-	810	810
Project One	-	-	-	-	5,057	5,057
Other[4]	-	-	-	-	7,430	7,430
Discrete tax items[5]	-	-	-	-	1,248	1,248
Income tax effect on adjustments[6]	-	-	-	-	(7,035)	(7,035)
Adjusted net income attributable to H.B. Fuller[7]	81,323	79,814	20,296	181,433	(76,097)	105,336
Add:
Interest expense	-	-	-	-	38,051	38,051
Interest income	-	-	-	-	(4,041)	(4,041)
Adjusted Income taxes	-	-	-	-	39,552	39,552
Depreciation and amortization expense[8]	23,147	29,585	19,702	72,434	-	72,434
Adjusted EBITDA[7]	$104,470	$109,399	$39,998	$253,867	$(2,535)	$251,332
Revenue	$827,427	$759,323	$262,989	$1,849,739	-	$1,849,739
Adjusted EBITDA Margin[7]	12.6%	14.4%	15.2%	13.7%	NMP	13.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH (DECLINE)

(unaudited)

	Three Months	Six Months
	Ended	Ended
	June 3, 2023	June 3, 2023
Price	5.9%	7.0%
Volume	(14.2)%	(12.6)%
Organic Growth[13]	(8.3)%	(5.6)%
M&A	2.1%	2.0%
Constant currency	(6.2)%	(3.6)%
F/X	(3.4)%	(4.1)%
Total H.B. Fuller Net Revenue Decline	(9.6)%	(7.7)%

Revenue growth versus 2022	Three Months Ended
	June 3, 2023

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth[13]
Hygiene, Health and Consumable Adhesives	(7.6)%	(4.8)%	(2.8)%	2.7%	(5.5)%
Engineering Adhesives	(10.2)%	(2.8)%	(7.4)%	1.6%	(9.0)%
Construction Adhesives	(13.6)%	(1.1)%	(12.5)%	1.7%	(14.2)%
Total H.B. Fuller	(9.6)%	(3.4)%	(6.2)%	2.1%	(8.3)%

Revenue growth versus 2022	Six Months Ended
	June 3, 2023

			Constant		Organic
	Net Revenue	F/X	Currency	M&A	Growth[13]
Hygiene, Health and Consumable Adhesives	(4.8)%	(5.5)%	0.7%	1.5%	(0.8)%
Engineering Adhesives	(8.2)%	(3.6)%	(4.6)%	1.5%	(6.1)%
Construction Adhesives	(15.5)%	(1.3)%	(14.2)%	5.0%	(19.2)%
Total H.B. Fuller	(7.7)%	(4.1)%	(3.6)%	2.0%	(5.6)%

13 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS

H.B. Fuller Company and Subsidiaries

(In thousands, except share and per share amounts)

	June 3,	December 3,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$103,183	$79,910
Trade receivables (net of allowances of $11,512 and $10,939, as of June 3, 2023 and December 3, 2022, respectively)	586,609	607,365
Inventories	499,275	491,781
Other current assets	128,885	120,319
Total current assets	1,317,952	1,299,375

Property, plant and equipment	1,673,871	1,579,738
Accumulated depreciation	(886,459)	(846,071)
Property, plant and equipment, net	787,412	733,667

Goodwill	1,441,414	1,392,627
Other intangibles, net	721,564	702,092
Other assets	349,705	335,868
Total assets	$4,618,047	$4,463,629

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$30,307	$28,860
Trade payables	436,376	460,669
Accrued compensation	66,749	108,328
Income taxes payable	28,229	18,530
Other accrued expenses	99,171	89,345
Total current liabilities	660,832	705,732

Long-term debt	1,852,036	1,736,256
Accrued pension liabilities	53,546	52,561
Other liabilities	368,476	358,286
Total liabilities	$2,934,890	$2,852,835

Commitments and contingencies (Note 13)

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 53,859,908 and 53,676,576 as of June 3, 2023 and December 3, 2022, respectively	$53,860	$53,677
Additional paid-in capital	280,120	266,491
Retained earnings	1,782,215	1,741,359
Accumulated other comprehensive loss	(433,705)	(451,357)
Total H.B. Fuller stockholders' equity	1,682,490	1,610,170
Non-controlling interest	667	624
Total equity	1,683,157	1,610,794
Total liabilities, non-controlling interest and total equity	$4,618,047	$4,463,629

CONSOLIDATED STATEMENTS of CASH FLOWS

H.B. Fuller Company and Subsidiaries

(In thousands)

	Six Months Ended
	June 3, 2023	May 28, 2022
Cash flows from operating activities:
Net income including non-controlling interest	$62,338	$85,546
Adjustments to reconcile net income including non-controlling interest to net cash (used in) provided by operating activities:
Depreciation	39,163	36,333
Amortization	37,813	36,412
Deferred income taxes	(16,831)	(4,961)
Income from equity method investments, net of dividends received	(2,338)	(2,649)
Debt issuance costs write-off	2,689	-
Loss on mark to market adjustment on contingent consideration liability	(220)	-
Loss on sale or disposal of assets	(42)	(1,087)
Share-based compensation	10,953	13,625
Pension and other post-retirement benefit plan activity	(6,226)	(9,720)
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	66,896	(35,491)
Inventories	8,285	(95,413)
Other assets	(36,951)	(21,908)
Trade payables	(20,301)	27,237
Accrued compensation	(42,190)	(40,448)
Other accrued expenses	(9,988)	4,402
Income taxes payable	10,025	(5,864)
Other liabilities	7,866	(23,597)
Other	(2,544)	28,452
Net cash provided by (used in) operating activities	108,397	(9,131)

Cash flows from investing activities:
Purchased property, plant and equipment	(82,578)	(69,055)
Purchased businesses, net of cash acquired	(103,744)	(229,314)
Proceeds from sale of property, plant and equipment	2,623	1,269
Cash received from government grant	-	3,928
Net cash used in investing activities	(183,699)	(293,172)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	1,300,000	335,000
Repayment of long-term debt	(1,176,650)	-
Payment of debt issuance costs	(10,214)	(600)
Net payment of notes payable	(239)	3,565
Dividends paid	(21,258)	(18,965)
Contingent consideration payment	-	(5,000)
Proceeds from stock options exercised	4,193	7,837
Repurchases of common stock	(2,552)	(3,609)
Net cash provided by financing activities	93,280	318,228

Effect of exchange rate changes on cash and cash equivalents	5,295	(9,562)
Net change in cash and cash equivalents	23,273	6,363
Cash and cash equivalents at beginning of period	79,910	61,786
Cash and cash equivalents at end of period	$103,183	$68,149